                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               TCA CABLE TV, INC.
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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

                               TCA CABLE TV, INC.

                                 March 2, 1998

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of TCA Cable TV, Inc., scheduled to be held on Thursday, March 26, 1998, at Willow Brook Country Club, 3205 W. Erwin, Tyler, Texas, commencing at 3:30 p.m. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

     At the meeting, shareholders will be asked to elect ten directors and to approve an amendment to the Company's Amended and Restated Incentive Stock Option Plan. In addition, management will report to the shareholders on the operations and affairs of the Company.

     It is important that your shares are represented at the meeting. Accordingly please sign, date and return the enclosed proxy card in the envelope provided for your convenience.

     On behalf of the Board of Directors, thank you for your continued support.

                                            Sincerely,

                                            FRED R. NICHOLS
                                            Chairman of the Board,
                                            Chief Executive Officer
                                            And President

                               TCA CABLE TV, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 26, 1998

     Notice is hereby given that the Annual Meeting of Shareholders of TCA Cable TV, Inc., a Texas corporation (the "Company"), will be held on Thursday, March 26, 1998, at 3:30 p.m. at Willow Brook Country Club, 3205 W. Erwin, Tyler, Texas, for the following purposes:

     (1) To elect ten directors (constituting the entire Board of Directors) to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified;

     (2) To approve an amendment to the Company's Amended and Restated Incentive Stock Option Plan (the "Incentive Plan") to increase the number of authorized shares of common stock, par value $.10 per share, available for issuance upon the exercise of options granted under the Incentive Plan from 660,000 to 960,000; and

     (3) To transact such other business as may properly come before the Annual Meeting of Shareholders or any meetings to which such Annual Meeting may be adjourned.

     The accompanying Proxy Statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

     The close of business on February 20, 1998, has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, such Annual Meeting of Shareholders and any adjournments thereof, and only shareholders of record as of February 20, 1998, are so entitled.

     Please complete, date and sign the enclosed Proxy and return it promptly. If you attend the meeting, you may vote in person. A reply envelope is provided for this purpose and needs no additional postage if mailed in the United States.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            /s/ KAREN L. GARRETT

                                            KAREN L. GARRETT,
                                            Corporate Secretary

Tyler, Texas
March 2, 1998

                               TCA CABLE TV, INC.
                               3015 SSE LOOP 323
                               TYLER, TEXAS 75701
                               ------------------

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 26, 1998
                               ------------------

     This Proxy Statement is being sent to shareholders of TCA Cable TV, Inc. ("TCA" or the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, March 26, 1998, at 3:30 p.m. at Willow Brook Country Club, 3205 W. Erwin, Tyler, Texas, or any meeting(s) to which such annual meeting may be adjourned (the "Annual Meeting"). The Annual Meeting will be held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitation of proxies may be made in person or by mail, telephone, or telegraph by directors, officers, and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the Company's common stock, par value $.10 per share (the "Common Stock"), held of record by such persons, and the Company will reimburse their forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 2, 1998.

     All shares represented by valid proxies, unless the shareholder otherwise specifies will be voted (i) FOR the election of the ten persons named under "Election of Directors" as nominees for election as directors of the Company with terms expiring in 1999; (ii) FOR the approval of the amendment to the Company's Amended and Restated Incentive Stock Option Plan (the "Incentive Plan"); and (iii) at the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting or any adjournments thereof.

     Any shareholder returning the form of proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to its use by written notice of such revocation received by the Company prior to its use. If notice of revocation is not received prior to such time, a shareholder may nevertheless revoke a proxy if he or she attends the Annual Meeting and desires to vote in person.

                               VOTING SECURITIES

     The voting securities of the Company are shares of its Common Stock, each share of which entitles the holder thereof to one vote. Only shareholders of record of the Company at the close of business on February 20, 1998, are entitled to notice of, and to vote at, the Annual Meeting. At February 20, 1998, there were approximately 24,895,613 shares of Common Stock outstanding.

                               QUORUM AND VOTING

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each share represented at the Annual Meeting in person or by proxy will be counted toward a quorum. In deciding all questions, a holder of Common Stock on the Record Date shall be entitled to one vote for each share.

     In order to be elected as a director, a nominee must receive the affirmative vote of the holders of a plurality of the shares of Common Stock present, in person or by proxy, and entitled to vote thereon at the Annual Meeting, provided a quorum is present. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be counted toward a quorum, but will be excluded entirely from the vote and will have no effect.

     In order for the proposed amendment to the Company's Incentive Plan to be effective, the Plan must receive the approval of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote thereon at the Annual Meeting, provided a quorum is present. Abstentions on the proposal may be specified and will have the same effect as a vote against such proposal.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), if any, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter requiring discretionary voting, broker non-votes will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Brokers or nominees have discretionary power to vote on Proposal No. 1, but have no discretionary power to vote with respect to Proposal No. 2. Accordingly, broker non-votes will not be counted with respect to Proposal No. 2.

                              BENEFICIAL OWNERSHIP

     The following table sets forth as of January 9, 1998, information regarding the beneficial ownership of the Company's Common Stock by each person known by the Company to own five percent (5%) or more of the outstanding shares of Common Stock, each director of the Company, the Company's Named Executive Officers (as herein defined), and the executive officers and directors of the Company as a group.

                                                AMOUNT AND
                                                NATURE OF     PERCENT
                                                BENEFICIAL       OF
      BENEFICIAL OWNER        TITLE OF CLASS   OWNERSHIP(1)   CLASS(2)
      ----------------        --------------   ------------   --------
Estate of Robert M. Rogers    Common Stock      4,791,790(3)    19.3%
Kanaly Trust Company,
Executor
4550 Post Oak Place Drive,
Suite 139
Houston, TX 77027
Louise H. Rogers              Common Stock      3,686,115(4)    14.8
2512 Alta Mira
Tyler, TX 75701
Chieftain Capital             Common Stock      2,290,730(5)     9.2
Management, Inc.
12 East 49th Street
New York, NY 10017
A. W. Riter, Jr.              Common Stock        658,265(6)     2.6
Ben R. Fisch, M.D.            Common Stock        643,080(7)     2.6
Wayne J. McKinney             Common Stock        166,972(8)    *
Randall K. Rogers             Common Stock        131,429(9)    *
Fred R. Nichols               Common Stock         83,666(10)   *
Darrell L. Campbell           Common Stock         19,054(11)   *
James F. Ackerman             Common Stock         16,000       *
Kenneth S. Gunter             Common Stock         13,000(12)   *
Fred W. Smith                 Common Stock         17,500(13)   *
Michael S. Shannon            Common Stock          6,500(14)   *
Robert B. Holland, III        Common Stock          6,000(15)   *
Melvin R. Jenschke            Common Stock         27,922(16)   *
Jimmie F. Taylor              Common Stock          9,135(17)   *
Jerry P. Yandell              Common Stock         17,655(18)   *
Directors and executive
officers as a group
(fifteen persons)             Common Stock      1,820,449(19)    7.3%

---------------

  *  Less than 1.0%

 (1) "Beneficially" owned shares, as defined by the Securities and Exchange Commission, are those shares as to which a person has voting or dispositive power, or both. "Beneficial" ownership does not necessarily mean that the named person is entitled to receive the dividends on, or the proceeds from the sale of, the shares. Fractional shares have been rounded to the nearest whole share.

 (2) This calculation is the quotient of (a) the number of shares currently beneficially owned by the named individual or group, plus the number of shares, if any, for which options held by such person or group are exercisable within 60 days, divided by (b) the total number of shares outstanding at January 9, 1998, plus the number of shares, if any, for which options held by such person or group are exercisable within 60 days.

 (3) Robert M. Rogers, Founder, Chairman and Chief Executive Officer of the Company passed away on September 18, 1997 after a long battle with cancer. The Estate of Robert M. Rogers currently holds the shares reflected in this table. Includes 160,000 shares owned by The Rogers Foundation, Inc., a private charitable foundation of which Mr. Robert M. Rogers was President. Also includes 50,000 shares owned by Mr. Rogers' widow and 800,000 shares owned by Rogers Venture Enterprises, Inc., a corporation which is owned by 50% by the Estate of Robert M. Rogers and 50% by Louise H. Rogers. Also includes 5,000 shares of currently exercisable stock options under the Company's Incentive Plan, and 7,196 shares under the Company's 401(k) Plan.

 (4) Includes 800,000 shares owned by Rogers Venture Enterprises, Inc., a corporation which is owned 50% by Louise H. Rogers and 50% by the Estate of Robert M. Rogers. Includes 18,535 shares owned by Ms. Rogers' spouse.

 (5) This information is based on a Schedule 13G filed with the Securities and Exchange Commission reporting that, as of February 5, 1998, Chieftain Capital Management, Inc., a registered investment adviser ("Chieftain"), had shared voting and dispositive power with respect to all 2,290,730 shares. Chieftain's clients are the direct owners of the shares shown. No such client has an interest that relates to more than 5% of the class.

 (6) Includes 62,905 shares owned by various trusts of which Mr. Riter is a Co-trustee, and 80,000 shares owned by a family partnership of which a trust controlled by Mr. Riter is the sole general partner. Includes 7,500 shares of currently exercisable stock options under the Company's Non-Employee Directors Stock Option Plan.

 (7) Includes 7,500 shares of currently exercisable stock options under the Company's Non-Employee Directors Stock Option Plan.

 (8) Includes 61,813 shares owned by various trusts of which Mr. McKinney's spouse is Trustee.

 (9) Includes 59,200 shares owned by The Rogers Family Trust of which Mr. Randall K. Rogers is Trustee. Mr. Randall K. Rogers is Trustee for two Texas Uniform Gift Minor Accounts which have 1,000 shares each for an aggregate of 2,000 shares. Also includes 1,250 shares of currently exercisable stock options under the Company's Incentive Plan, and 789 shares under the Company's 401(k) Plan.

(10) Includes 350 shares owned by Mr. Nichols' daughter who resides with him. Also includes 57,500 shares of currently exercisable stock options under the Company's Incentive Plan, and 2,398 shares under the Company's 401(k) Plan.

(11) Includes 78 shares under the Company's 401(k) Plan.

(12) Shares are owned by a trust for which Mr. Gunter is Trustee. Also includes 7,500 shares of currently exercisable stock options under the Company's Non-Employee Directors Stock Option Plan.

(13) Shares are owned by a trust for which Mr. Smith is a Co-trustee. Also includes 7,500 shares of currently exercisable stock options under the Company's Non-Employee Directors Stock Option Plan.

(14) Includes 5,000 shares of currently exercisable stock options under the Company's Non-Employee Directors Stock Option Plan.

(15) Includes 5,000 shares of currently exercisable stock options under the Company's Non-Employee Directors Stock Option Plan.

(16) Includes 8,000 shares covered by currently exercisable options granted under the Company's Incentive Plan and 1,292 shares under the Company's 401(k) Plan.

(17) Includes 430 shares under the Company's 401(k) Plan.

(18) Includes 2,250 shares covered by currently exercisable options granted under the Company's Incentive Plan and 1,335 shares under the Company's 401(k) Plan.

(19) Includes 69,765 shares covered by currently exercisable options granted under the Company's Incentive Plan, 6,843 shares under the Company's 401(k) Plan, and 40,000 shares of currently exercisable stock options under the Company's Non-Employee Directors Stock Option Plan.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

     Ten directors are to be elected at the Annual Meeting, each director to hold office for a term of one year or until his successor shall have been elected and qualified. The shares represented by the proxy will be voted for the nominees whose names appear therein, but the persons designated as proxies reserve full discretion to cast votes for other persons in the event that any such nominees are unable to serve. All of the nominees have indicated that they are willing to stand for election and are willing to serve if elected.

                                                                                 DIRECTOR
            NOMINEE                            POSITION HELD               AGE    SINCE
            -------                            -------------               ---   --------
Fred R. Nichols.................  Chairman of the Board of Directors,      51      1981
                                  Chief Executive Officer and President
James F. Ackerman(2)............  Director                                 73      1981
Darrell L. Campbell.............  Director                                 36      1997
Ben R. Fisch, M.D.(2)...........  Director                                 72      1981
Robert B. Holland, III..........  Director                                 45      1997
Wayne J. McKinney(1)............  Director                                 66      1981
A.W. Riter, Jr.(2)..............  Director                                 73      1981
Randall K. Rogers...............  Director and Senior Vice President --    38      1989
                                    Operations
Michael S. Shannon..............  Director                                 39      1997
Fred W. Smith(1)................  Director                                 63      1995

---------------

(1) Member of Audit Committee.

(2) Member of Compensation and Stock Option Committee.

     Each of the foregoing persons has served in the above capacities since the inception of the Company in 1981 unless otherwise indicated.

     Fred R. Nichols was named Chairman, Chief Executive Officer and President in September 1997. He had been President and Chief Operating Officer since September 1990. Prior to being named President in September 1990, Mr. Nichols served as Executive Vice President and a Director of the Company since its inception, Chief Operating Officer of the Company since December 1983 and Secretary of the Company from September 1984 to December 1990. He had been Treasurer of the Company's subsidiaries from 1980 until 1985 when he was named President of TCA Management Company and all other wholly-owned subsidiaries of the Company, excluding VPI Communications, Inc. Mr. Nichols is currently on the Executive Committee of the Board of Directors of the Cable Telecommunications Association (CATA), a trade association of the cable industry, and on the Board of C-SPAN, a cable television network.

     James F. Ackerman has been President of Cardinal Ventures, LLC in Indianapolis, Indiana since July 1993. Cardinal Ventures, LLC is an equity investor in small businesses. He has been a Director of the Company since 1981. Mr. Ackerman was President of Jim Ackerman and Associates, Inc., a financial consulting firm to the cable television industry from October 1984 to December 31, 1994. From 1973 to December 1, 1984, he was Senior Vice President of A.G. Becker Paribas, Inc. Mr. Ackerman has been engaged in investment banking activities with respect to the cable television industry since 1959 and served as a partner of Becker Communications Associates, a cable television investment partnership, from 1973 to 1989. He was also Chairman and Chief Executive Officer of Cardinal Communications, Inc., an Indiana cable television operator, a position he had held from 1971 until the company was sold in 1993. Mr. Ackerman is a former President and Director of the Indiana Cable Television Association, a past Director of the National Cable Television Association and a member of the cable television Pioneers' Club.

     Darrell L. Campbell was elected as a Director of the Company in December 1997. He has been President of TCA's advertising sales subsidiary, VPI Communications, Inc., since its inception in 1982.

     Ben R. Fisch, M.D., has been a Director of the Company or its subsidiaries since 1967. Dr. Fisch has been retired from medical practice in Tyler, Texas since July 1986.

     Robert B. Holland, III has been Senior Vice President, General Counsel and Secretary of Triton Energy Limited since 1993. Prior to joining Triton, he was a partner with Jackson & Walker, L.L.P., a Dallas law firm he was with since 1977. He was elected as a Director of the Company in December 1997.

     Wayne J. McKinney has been actively engaged in the cable television business since 1958 and was employed by the Company or its subsidiaries from 1958 until his retirement in January 1986, serving as a Director and Senior Vice President -- Engineering of the Company from its inception and as Senior Vice President or Vice President, Chief Engineer and/or Director of Engineering of the Company's subsidiaries. Mr. McKinney has been a member of the cable television Pioneers' Club since 1979, and is a Charter and Senior Member of the Society of Cable Telecommunications Engineers.

     A. W. Riter, Jr. retired as Senior Chairman of the Board of Directors of NCNB Texas -- Tyler, Texas (successor to First RepublicBank Tyler), on September 30, 1988. He had served as Chairman and Chief Executive Officer until June 30, 1988 and held the same positions with First RepublicBank Tyler and its predecessor, InterFirst Bank Tyler, from August 1979 to June 1988 and served as President of Peoples National Bank (predecessor of InterFirst Bank Tyler) from 1964 until 1979. Mr. Riter has served as a Director or officer of the Company or its subsidiaries since 1965.

     Randall K. Rogers was elected Senior Vice President -- Operations of TCA Cable TV, Inc. and Executive Vice President of TCA Management Company in June 1997. He previously served as Vice President -- System Operations overseeing operations in east and south Texas since 1996. He has been with the Company since 1983, and also served as the general manager in Big Spring, Huntsville and Bryan/College Station, Texas. He was elected as a Director of the Company in 1989. Mr. Rogers is the son of the late Robert M. Rogers.

     Michael S. Shannon is President and Chief Executive Officer of KSL Recreation Corporation, a corporation he cofounded in 1993 which acquires, operates, expands, repositions and/or markets businesses in recreation. From 1986 to 1992, he was President and Chief Executive Officer of Vail Associates, a major resort in Colorado. He was Assistant Vice President of The First National Bank of Chicago serving the commercial lending and investment banking department within the communications and media industry from 1984 to 1986. Mr. Shannon was elected as a Director of the Company in December 1997. He is also on the Board of Directors of ING North America Financial Services International.

     Fred W. Smith is Chairman of the Donald W. Reynolds Foundation, one of the thirty largest private charitable foundations in the United States having served in such capacity since 1990. Mr. Smith's entire business career has been with the Donrey Media Group, which he joined in 1951. He served in various capacities until 1993 when he retired as the company's President and Chief Executive Officer. He has been a Director of the Company since 1995.

     The Board of Directors held four meetings during fiscal 1997. The Board of Directors has two standing committees -- the Audit Committee and the Compensation and Stock Option Committee.

     The functions performed by the Audit Committee include: recommending to the Board of Directors selection of the Company's independent accountants for the ensuing year; reviewing with the independent accountants and management the scope and result of the audit; reviewing the independence of the independent accountants; reviewing actions by management and independent accountants' recommendations; and meeting with management and the independent auditors to review the effectiveness of the Company's system of internal control. The Audit Committee met two times during fiscal 1997, and its members are Wayne J. McKinney, Chairman, Fred W. Smith and Kenneth
S. Gunter.

     The Compensation and Stock Option Committee met twice during 1997. Its members are James F. Ackerman, Chairman, Ben R. Fisch and A.W. Riter, Jr. The functions performed by this committee include: reviewing and recommending the Company's executive salary structure; reviewing the Company's Amended and Restated Incentive Stock Option Plan (and granting options thereunder); recommending directors' fees; and approving salary and bonus awards to certain key employees.

     The Board of Directors does not have a nominating committee. Functions customarily attributed to a nominating committee are performed by the Board of Directors as a whole.

     During 1997, each director attended all meetings of the Board of Directors and respective committees on which he served except for Kenneth S. Gunter who did not attend two regular quarterly meetings.

                         PROPOSAL 2 -- AMENDMENT TO THE
                AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN

     Proposal 2 relates to the amendment (the "Plan Amendment") to the Company's Amended and Restated Incentive Stock Option Plan (the "Incentive Plan"). The Plan Amendment has been adopted by the Board of Directors, subject to the approval of the shareholders, and is intended to increase the number of shares of Common Stock that may be issued upon the exercise of options granted under the Incentive Plan from 660,000 to 960,000. The Board of Directors believes that the continued success of the Company depends upon its ability to attract and retain highly qualified and competent key employees and that options enhance that ability and provide motivation to key employees to advance the interests of the Company and its shareholders. The Board of Directors therefore recommends that shareholders vote in favor of the amendment.

     The Incentive Plan was adopted in January 1982 by the Company's shareholders and amended in March 1988 (1) to increase the number of shares available for issuance upon exercise of options under the Incentive Plan from 105,000 to 205,000, and (2) to extend the term of the plan until March 23, 1998. In March 1995, the Incentive Plan was amended (1) to increase the number of shares available for issuance upon exercise of options under the Incentive Plan from 410,000 to 660,000, (2) to extend the term of the plan until March 29, 2005, (3) to allow the grant of non-statutory stock options under the Incentive Plan, and (4) to extend the period during which options granted under the Incentive Plan may be exercisable following the death of an optionee. The Incentive Plan, as amended to date, provides for the grant of options to acquire up to 660,000 of the Common Stock, which includes a 2-1 stock split in June 1989. At October 31, 1997, options under the Incentive Plan to purchase 207,322 shares of Common Stock were outstanding, and options to purchase 105,114 shares of Common Stock remained available for grant. Unless extended or earlier terminated by action of the Board of Directors, the Incentive Plan will terminate on March 29, 2005.

SUMMARY OF THE INCENTIVE PLAN

  General

     A copy of the Incentive Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix A. The following is a brief summary of certain provisions of the Incentive Plan and is qualified in its entirety by reference to the full text of the Incentive Plan.

     Current Provisions of the Incentive Plan. The Board of Directors has delegated its authority to administer the Incentive Plan to the Compensation and Stock Option Committee (the "Committee"). Any employee of the Company (including officers, whether or not they are directors) shall be eligible to participate in the Incentive Plan. The Plan provides for the grant of incentive stock options (which qualify for favorable federal income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and non-statutory stock options, which are options that do not qualify as incentive stock options. As of October 31, 1997, approximately 1,654 persons were eligible to participate in the Incentive Plan. The Committee generally has the authority to fix the terms and number of options to be granted and the employees to receive the options. The Incentive Plan provides that options must be exercised within ten years from the date of grant (or five years in the case of incentive stock options granted to employees owning more than 10% of the Common Stock). Options issued under the Incentive Plan are generally exercisable commencing after one year from the date of grant to the extent of 25 percent of the aggregate number of shares originally covered by the option each successive year. After four years from the date the option was granted, the option may be exercised in whole or in part, and generally expires seven years from the date of grant, except in the event of termination from employment, disability or death of an optionee. The Incentive Plan currently provides that (i) in the event of an optionee's termination of employment with the Company for any reason other than death, the optionee's option shall be exercisable at any time prior to the expiration date of the Option or within three months (or one year in the case of termination by reason of disability) after the date of termination, whichever is earlier, only to the extent the optionee had the right to exercise such Option on the date of such termination and (ii) in the event of an optionee's death while in the employ of the Company or within three months after termination of employment, the optionee's Option shall be exercisable prior to the expiration date of the Option or prior to one year after the death of the optionee, whichever is earlier, but only to the extent that the optionee had the right to exercise such Option on the date of the optionee's death. The maximum aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The exercise price of each incentive stock option granted under the Incentive Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% in the case of incentive stock options granted to employees owning more than 10% of the Common Stock). The exercise price for nonqualified options granted under the Incentive Plan will be at the discretion of the Committee. The closing price of the Common Stock on January 9, 1998, as quoted on the Nasdaq National Market Quotation System, was $41.25 per share. The option exercise price may be paid in shares of Common Stock owned by optionees or in cash.

     Proposed Amendment. The Plan Amendment has been adopted by the Board of Directors, subject to the approval of the shareholders, and is intended to increase the number of shares of Common Stock that may be issued upon the exercise of options granted under the Incentive Plan from 660,000 to 960,000 shares. Shareholders should carefully review Appendix A in its entirety.

     Summary of Certain Federal Income Tax Consequences of Incentive Stock Options. Incentive stock options granted pursuant to the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code for favorable tax treatment to the optionees. No taxable income is realized by an optionee and no tax deduction is available to the Company upon either the grant or exercise of an incentive stock option. If an optionee holds the shares acquired upon the exercise of an incentive stock option until a date that is more than one year after the issuance of the shares upon exercise of the incentive stock option and more than two years after the date of the grant of the incentive stock option ("Holding Period"), the difference between the exercise price and the amount realized upon the sale of the shares will be treated as a long-term capital gain or loss and no deduction will be available to the Company. If the optionee disposes of the shares before the expiration of the Holding Period, the optionee will realize ordinary income and the Company will be entitled to a deduction on the portion of the gain, if any, equal to the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise or, if less, the difference between the amount realized on the disposition and the adjusted basis of the stock, unless such amount exceeds the one million dollar limitation under Section 162(m) of the Code (the "Deduction Limitation") on the deduction that an employer may claim for compensation of certain executives and does not satisfy an exception to the Deduction Limitation. Any further gain or loss will be taxable as long-term or short-term capital gain or loss depending upon the holding period before disposition. Certain special rules, which are beyond the scope of this discussion, apply if an incentive stock option is exercised by tendering stock. The difference between the incentive stock option exercise price and the fair market value, at the time of exercise, of the Common Stock acquired upon the exercise of an incentive stock option may give rise to alternative minimum taxable income subject to an alternative minimum tax. Special rules that are beyond the scope of this discussion also may apply in certain cases (i) where there are subsequent sales of shares in disqualifying dispositions and (ii) to determine the basis of the stock for purposes of computing alternative minimum taxable income on a subsequent sale of the shares.

     Summary of Certain Federal Income Tax Consequences of Non-Statutory Stock Options. No taxable income generally is realized by the participant upon the grant of a non-statutory stock option, and no deduction generally is then available to the Company. Upon exercise of a non-statutory stock option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the participant as ordinary income. Such amount will also be deductible by the Company unless it exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. The tax basis of shares acquired by the participant will be the fair market value on the date of the exercise. When a participant disposes of shares acquired upon exercise of a non-statutory stock option, any amount realized in excess of the fair market value of the shares on the date of exercise generally will be treated as a capital gain and will be long-term or short-term capital gain, depending upon the period for which the participant held the shares following exercise of the non-statutory stock option. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as a long-term or short-term capital loss, depending upon the period for which the participant held the shares. The exercise of a non-statutory stock option will not trigger the alternative minimum tax consequences applicable to incentive stock options.

  Issuances of Options under the Incentive Plan

     The following table sets forth certain information regarding options received under the Incentive Plan for the year ended October 31, 1997 by (i) the Company's current Chief Executive Officer, (ii) the Company's Named Executive Officers (as herein defined), (iii) all current executive officers as a group,
(iv) all current directors who are not executive officers as a group, and (v) all employees, including all current officers who are not executive officers, as a group:

                                                               AGGREGATE AMOUNT OF
                                                               COMMON STOCK SUBJECT
                                                                TO INCENTIVE PLAN
                                                                     OPTIONS
                                                               GRANTED FOR THE YEAR
                    INDIVIDUAL OR GROUP                       ENDED OCTOBER 31, 1997
                    -------------------                       ----------------------
Robert M. Rogers............................................              --
Fred R. Nichols.............................................          10,000
Randall K. Rogers...........................................           1,000
Jerry P. Yandell............................................              --
Jimmie F. Taylor............................................              --
Melvin R. Jenschke..........................................              --
All current executive officers as a group...................          11,000
All current directors who are not executive officers as a
  group.....................................................              --
All employees, including all current officers who are not
  executive officers, as a group............................          16,000

     The amounts that would be receivable by the individuals or groups named in the table above under the Incentive Plan as proposed to be amended are not determinable at this time.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are:

         NAME                        PRESENT OFFICE OR POSITION              AGE
         ----                        --------------------------              ---
Fred R. Nichols........   Chairman, Chief Operating Officer and President    51
Randall K. Rogers......   Senior Vice President -- Operations                38
Melvin R. Jenschke.....   Vice President -- Engineering                      56
Jimmie F. Taylor.......   Vice President, Chief Financial Officer and        44
                          Treasurer
Jerry P. Yandell.......   Vice President -- Operations                       59
Robert A. Roseman......   Vice President -- Business Development             40

     Fred R. Nichols was named Chairman, Chief Executive Officer and President in September 1997. He had been President and Chief Operating Officer since September 1990. Prior to being named President in September 1990, Mr. Nichols served as Executive Vice President and a Director of the Company since its inception, Chief Operating Officer of the Company since December 1983 and Secretary of the Company from September 1984 to December 1990. He had been Treasurer of the Company's subsidiaries from 1980 until 1985 when he was named President of TCA Management Company and all other wholly-owned subsidiaries of the Company, excluding VPI Communications, Inc. Mr. Nichols is currently on the Executive Committee of the Board of Directors of the Cable Telecommunications Association (CATA), a trade association of the cable industry, and on the Board of C-SPAN, a cable television network.

     Randall K. Rogers was named Senior Vice President -- Operations of the Company and Executive Vice President of TCA Management Company in June 1997. He has been with TCA since 1983, and was elected to the Board of Directors in 1989. In 1996, Mr. Rogers was named Vice President -- System Operations, overseeing operations in east and south Texas. He has also served as general manager of the Company's system operations in Big Spring, Huntsville and Bryan/College Station, Texas. Mr. Rogers is the son of Robert M. Rogers.

     Melvin R. Jenschke has served as a Vice President of the Company since March 25, 1987. He has been with the Company since 1969 serving in several capacities prior to becoming Senior Vice President -- Engineering for TCA Management Company in 1983.

     Jimmie F. Taylor is Vice President, Chief Financial Officer and Treasurer of TCA Cable TV, Inc. Mr. Taylor was named Vice President of the Company in December 1990, and has served as Chief Financial Officer and Treasurer since November 1, 1986. He has served as Senior Vice President, Chief Financial Officer and Treasurer of TCA Management Company since 1990, serving as Controller from May 1984 to November 1986. Immediately prior to joining the Company, he was employed for nine years in public accounting. Mr. Taylor is a Certified Public Accountant.

     Jerry P. Yandell is Vice President -- Operations of the Company. Prior to being named Vice President -- Operations in 1990, he had served as Vice President since 1987. He has served as Senior Vice President -- Operations of TCA Management Company since 1990, and as Senior Vice President -- Personnel from 1979 until 1990. Immediately prior to joining the Company, he was employed as Personnel Director for General Electric in Tyler, Texas, where he had been for eighteen years. Mr. Yandell has served on the Board of Directors of the Texas Cable and Telecommunications Association since 1992.

     Robert A. Roseman has served as Vice President -- Business Development of the Company since September 1997. He is also Vice President -- Business Development of TCA Management Company, a position held since June 1995. From November 1986 through May 1995, he served as Controller of TCA Management Company. Mr. Roseman is a Certified Public Accountant.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during the Company's last three fiscal years to the Company's Chief Executive Officers and the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers"). Mr. Robert M. Rogers served as the Company's Chairman of the Board and Chief Executive Officer until he passed away on September 18, 1997. Mr. Fred R. Nichols, who formerly served as the Company's President and Chief Operating Officer, has served as the Company's Chairman of the Board and Chief Executive Officer since September 18, 1997 and continues to serve as President.

                                                                 LONG-TERM
                                                                COMPENSATION
                                                                ------------
                                         ANNUAL COMPENSATION     NUMBER OF
                                         --------------------    SECURITIES     ALL OTHER
               NAME AND                   FISCAL     SALARY      UNDERLYING    COMPENSATION
          PRINCIPAL POSITION               YEAR        ($)      OPTIONS/SARS       ($)
          ------------------             --------   ---------   ------------   ------------
Robert M. Rogers,                          1997      198,057(1)        --          7,040(2)
  Chairman of the Board and                1996      211,280(1)    20,000          6,293
  Chief Executive Officer                  1995      192,422(1)        --          5,723
Fred R. Nichols                            1997      251,437(1)    10,000         12,141(3)
  Chairman of the Board,                   1996      230,394(1)    40,000         10,498
  Chief Executive Officer,                 1995      203,958(1)        --         10,172
  President and Director
Randall K. Rogers                          1997      162,389(1)        --          3,482(4)
  Senior Vice President --                 1996       73,412(1)        --          2,146
  Operations and Director                  1995       69,860(1)     2,000          2,036
Melvin R. Jenschke                         1997      120,219           --          4,128(5)
  Vice President --                        1996      110,301        2,500          3,331
  Engineering                              1995      105,209        2,500          3,442
Jimmie F. Taylor                           1997      120,042           --          3,726(6)
  Vice President, Chief                    1996      109,697        2,500          3,313
  Financial Officer and Treasurer          1995      100,698        2,500          3,135
Jerry P. Yandell                           1997      120,105           --          4,152(7)
  Vice President --                        1996      110,306        2,500          3,331
  Operations                               1995      101,697        2,500          3,485

---------------

(1)  Includes director's fees paid.

(2) Consists of Company contributions under the Company's 401(k) Plan of $5,912 and premiums paid on term life insurance policies for the executive's benefit of $1,128.

(3) Consists of Company contributions under the Company's 401(k) Plan of $7,498, premiums paid on term life insurance policies for the executive's benefit of $1,043 and a $300/month car allowance.

(4) Consists of Company contributions under the Company's 401(k) Plan of $3,452 and premiums paid on term life insurance policies for the executive's benefit of $30.

(5) Consists of Company contributions under the Company's 401(k) Plan of $3,579 and premiums paid on term life insurance policies for the executive's benefit of $549.

(6) Consists of Company contributions under the Company's 401(k) Plan of $3,601 and premiums paid on term life insurance policies for the executive's benefit of $124.

(7) Consists of Company contributions under the Company's 401(k) Plan of $3,603 and premiums paid on term life insurance policies for the executive's benefit of $549.

OPTION GRANTS DURING 1997 FISCAL YEAR

     The following table provides information related to options granted to the Named Executive Officers during fiscal 1997.

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF
                                                                                               STOCK PRICE
                                                                                            APPRECIATION FOR
                                               INDIVIDUAL GRANTS                             OPTION TERM(1)
                         --------------------------------------------------------------   ---------------------
                           NUMBER OF      % OF TOTAL
                          SECURITIES     OPTIONS/SARS
                          UNDERLYING      GRANTED TO    EXERCISE OR
                         OPTIONS/SARS    EMPLOYEES IN   BASE PRICE       EXPIRATION
         NAME            GRANTED(#)(2)   FISCAL YEAR     ($/SH)(3)         DATE(4)           5%          10%
         ----            -------------   ------------   -----------   -----------------   ---------   ---------
Fred R. Nichols........     10,000           37.0          29.38      December 11, 2003    119,606     278,733
Randall K. Rogers......      1,000            3.7          29.38      December 11, 2003     11,961      27,873

---------------

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to four years.

(2) Options to acquire shares of Common Stock.

(3) The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Compensation and Stock Option Committee in its discretion.

(4) Options become exercisable with respect to 25% of the shares covered thereby on each of December 11, 1997, 1998, 1999 and 2000. The exercise price was equal to the fair market value of the Common Stock on the date of grant.

OPTION/SAR EXERCISES DURING 1997 FISCAL YEAR AND FISCAL YEAR END OPTION/SAR
VALUES

     The following table provides information related to options exercised by the Named Executive Officers during the 1997 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                    SHARES                        OPTIONS/SARS                  OPTIONS/SARS
                                   ACQUIRED      VALUE            AT FY-END(#)                 AT FY-END($)(1)
                                  ON EXERCISE   REALIZED   ---------------------------   ---------------------------
              NAME                    (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                -----------   --------   -----------   -------------   -----------   -------------
Robert M. Rogers................        --           --       5,000         15,000          58,754        176,261
Fred R. Nichols.................        --           --      38,750         46,250         644,844        631,981
Randall K. Rogers...............        --           --       1,000          2,000          16,250         28,120
Melvin R. Jenschke..............        --           --       6,375          4,125         108,031         62,219
Jimmie F. Taylor................     7,250       85,549         625          4,125           8,594         62,219
Jerry P. Yandell................     7,250       70,383         625          4,125           8,594         62,219

---------------

(1) The closing price for the Company's Common Stock as reported by Nasdaq on October 31, 1997 was $41.25. Value is calculated on the basis of the difference between the option exercise price and $41.25 multiplied by the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of Messrs. Nichols, Randall Rogers, Jenschke, Taylor, Yandell and Roseman (the "Employment Agreements") that, among other things, provide for salary and benefits under both the Employment Agreement and upon termination. Under the Employment Agreements, the Company may terminate the employment of each employee with or without cause or upon the death or disability of the employee. The employee may terminate his employment upon ninety (90) days notice without cause or in the event the Company demotes the employee or decreases the employee's salary or benefits and perquisites below the level provided in the Employment Agreement (a "Constructive Termination"). Absent a change of control, (i) in the event that an employee's employment is terminated by the Company for cause or by the employee other than pursuant to a Constructive Termination, the employee is compensated through the date of termination, (ii) in the event that the employee's employment is terminated by the Company without cause or by the employee following a Constructive Termination, the employee is entitled to receive base salary for 90 days following termination and (iii) in the event of the termination of an employee's employment because of disability, the employee is entitled to receive his base salary for a period of 180 days following termination. The Employment Agreements provide that in the event the employee is terminated by the Company for any reason following a change of control or the employee terminates his employment due to a Constructive Termination following a change of control, the employee shall be entitled to receive an amount of cash equal to 2.99 times the employee's average annual compensation during the previous five full taxable years and insurance benefits substantially similar to those received immediately prior to termination for the employee and his immediate family. The Company is also obligated to pay legal fees and expenses incurred by the employee to enforce the change of control provision. Additionally, the Employment Agreements contain a covenant not to divulge confidential information about the Company and a covenant not to compete with the Company for a period of one year following termination.

COMPENSATION OF DIRECTORS

     Each of the Company's directors receives $500 per quarter for service as a director. Additionally, in fiscal 1997, Messrs. Fisch, McKinney and Riter received $500 per meeting attended and Messrs. Ackerman, Gunter and Smith received $1,000 per meeting attended. Shareholders approved the adoption of the Non-Employee Directors Stock Option Plan at last year's Annual Meeting. Each non-employee director is eligible to receive an option to purchase 5,000 shares upon initial election to the board and an option to purchase 2,500 shares each year upon election at the Company's Annual Meeting. Also, at the December 1997 board meeting, directors' fees were changed to allow compensation to be paid only to non-employee directors as follows: (1) $1,000 per quarter for service as a director, (2) $1,000 for each meeting attended, and (3) reimbursement of all travel related expenses. Each of Messrs. Ackerman, Fisch, Gunter, Riter and Smith received an option to purchase 5,000 shares in February 1997 and an option to purchase 2,500 shares in March 1997. Each of Messrs. Holland and Shannon received an option to purchase 5,000 shares in December 1997.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The members of the Compensation and Stock Option Committee (the "Committee") are James F. Ackerman, Chairman, Ben R. Fisch, M.D. and A.W. Riter, Jr. In determining the compensation to be paid to the Company's executive officers in fiscal 1997, the Committee employed compensation policies designed to align the compensation with the Company's overall business strategy. These policies are intended to (i) reward executives for long-term strategic management and the enhancement of shareholder value, (ii) support a performance-oriented environment that rewards achievement of initial Company goals and recognizes Company performance compared to performance levels of comparable companies in the cable industry, and (iii) attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

     The key components of executive officer compensation, salary and stock option awards, are determined annually in the discretion of the Committee. The Committee considers each executive officer's level of responsibility in setting executive compensation, meaning that the Company pays higher levels of compensation to persons having higher levels of responsibility. The Committee also considers compensation levels among other public companies in the cable television industry in setting executive officer compensation. These businesses include, but are not limited to, the companies reflected in the peer group index in the Stock

Performance Chart. The Committee makes these comparisons in an effort to determine whether the Company's executive compensation is reasonable and remains competitive enough to allow the Company to retain skilled executives. The Committee believes that the compensation paid to its executive officers, including its Chief Executive Officer ("CEO"), are on the low end of the compensation of executive officers of companies to which these comparisons are made. Finally, in setting executive officer compensation the Committee considers the Company's performance in terms of stock price, earnings and cash flow. Earnings and cash flow increased during fiscal 1995, 1996 and 1997. The stock price increased in 1995, decreased in 1996 and increased in 1997; however, no part of executive compensation is strictly tied to performance criteria. Therefore, even in a year in which stock price, earnings and cash flow were flat or down, the Committee could, in its discretion, grant increases in executive compensation. The Committee traditionally has not granted bonuses to executive officers but may, in its discretion, grant bonuses from time to time as it deems appropriate. In determining executive compensation levels, the Company believes that it affords approximately equal weight to each of the factors described herein. In December 1995 and 1996, some executive officers were granted stock options. Exercise prices for all stock option grants are made at the fair market value of the Company's Common Stock on the dates granted. When making stock option awards to executive officers, the Committee bases the size of the awards on the foregoing factors. In determining the amount of options granted, the Committee considers the amount and terms of options already held.

     During fiscal 1997, Mr. Robert M. Rogers served as the Company's CEO until his death on September 18, 1997. Mr. Nichols served as the Company's President and Chief Operating Officer until Mr. Rogers' death, at which time he assumed the office of Chairman of the Board, Chief Executive Officer and remained as President. The Committee did not increase Mr. Rogers' salary during fiscal 1997. The Committee did increase Mr. Nichols' salary by $20,000 to approximately $251,000 in fiscal 1997. The Committee set the fiscal 1997 compensation for Mr. Rogers' based on his level of responsibility, comparisons to salaries of chief executive officers of businesses the Committee deemed comparable (as described above) and the Company's performance in terms of stock price, earnings and cash flow. Earnings and cash flow increased in fiscal 1995, 1996 and 1997. The stock price increased in 1995, decreased in 1996 and increased in 1997. As stated previously, the Committee believes that Mr. Rogers' compensation was on the low end of compensation of chief executive officers of companies to which comparisons were made, but the Committee believes that the CEO's compensation remained competitive enough to allow the Company to retain a skilled chief executive officer. Mr. Rogers' fiscal 1997 compensation was based in part on the Company's stock price, earnings and cash flow, but was in no way specifically tied to any of those factors pursuant to a formula or other objective criteria. Neither Mr. Rogers' nor Mr. Nichols' were paid a bonus during fiscal 1997.

     This report is submitted by the members of the Compensation and Stock Option Committee:

           James F. Ackerman, Chairman
           Ben R. Fisch, M.D.
           A.W. Riter, Jr.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Stock Option Committee are James F. Ackerman, Ben R. Fisch, M.D. and A.W. Riter, Jr. None of these individuals was an officer or employee of the Company during fiscal 1997.

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended October 31, 1997 with the cumulative total return on (i) the S&P 500 Index and (ii) peer group consisting of businesses engaged in the cable television industry selected by the Company for use in this proxy statement ("Peer Group"). The comparison assumes $100 was invested on October 31, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

     The businesses included in the Peer Group are: Adelphia Communications Corporation (Class A Stock); Cablevision Systems Corporation (Class A Stock); Century Communications Corp. (Class A Stock); Comcast
Cablevision -- Philadelphia; Comcast Corporation (Class A Stock); Falcon Cable Systems Company, a California Limited Partnership; Galaxy Cablevision, L.P.; Jones Intercable Investors, L.P. (Class A Stock); Jones Intercable, Inc.; Jones Spacelink, Ltd. (Class A Stock); the Company; Tele-Communications, Inc. (Class A Stock); Time Warner Inc.; and The Times Mirror Company (Series A Stock). The returns of each component issuer in the foregoing group have been weighted according to the respective issuer's stock market capitalization.

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

        MEASUREMENT PERIOD            TCA CABLE TV
      (FISCAL YEAR COVERED)                INC           S&P 500 INDEX       PEER GROUP
OCT-92                                            100                100                100
OCT-93                                         158.83             114.94             187.18
OCT-94                                         130.07             119.39             144.12
OCT-95                                         167.08             150.96             149.76
OCT-96                                         154.01             187.33             140.94
OCT-97                                         241.90             247.48             234.13

                              CERTAIN TRANSACTIONS

     The Company leases its headquarters building from Rogers Venture Enterprises, Inc., a company which is owned 50 % by the Estate of Robert M. Rogers and 50% by Louise H. Rogers. The Company currently pays $26,542.92 per month for its lease, with the Company paying for utilities and janitorial services. The Company believes that the terms of such lease are at least as favorable as would be obtainable from a third-party lessor. Total amounts paid by the Company under this lease during fiscal 1997 were $318,515.

     The Company purchased distribution system construction services from a partnership partially owned by a director of the Company. During 1997, 1996 and 1995, transactions with the partnership totaled $7,894,454, $7,572,130 and $4,603,694, respectively, all of which were capitalized. Effective June 1, 1997, this partnership was merged with a corporation 100% owned by the Company.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and Nasdaq. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 1997, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with, except that Robert M. Rogers filed late one Form 4 reporting two transactions and one Form 5 reporting one transaction. Wayne J. McKinney and Ben Fisch each filed late one Form 4 reporting one transaction. Randall Rogers, Jimmie Taylor, Fred Smith, James Ackerman and Kenneth S. Gunter each filed late one Form 5 reporting one transaction.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's principal auditors are Coopers & Lybrand LLP. A representative of Coopers & Lybrand will be present at the Annual Meeting and will have the opportunity to make any desired statement and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 of the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 1999 Annual Meeting of Shareholders such proposals must be received by the Company not later than November 2, 1998. Such proposals should be directed to TCA Cable TV, Inc., Corporate Secretary, P.O. Box 130489, Tyler, Texas 75713-0489.

                                 OTHER MATTERS

     Management does not know of any matters to be brought before the meeting other than those referred to herein. If any matters properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

     The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended October 31, 1997, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            /s/ KAREN L. GARRETT

                                            KAREN L. GARRETT
                                            Corporate Secretary

Tyler, Texas
March 2, 1998

                                   APPENDIX A

                               TCA CABLE TV, INC.
            SECOND AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN

                                   ARTICLE I

                                    THE PLAN

     1.1 Purpose of Plan. This Second Amended and Restated Incentive Stock Option Plan (hereinafter called the "Plan") provides for the granting of options to certain key employees of TCA Cable TV, Inc. (hereinafter called the "Company"), a Texas corporation. The purposes of the Plan are to advance the interests of the Company and its stockholders by encouraging and enabling selected key employees to acquire and retain a proprietary interest in the Company by ownership of its stock and to provide an incentive for such employees to remain in the employ of and to serve the Company. It is intended that options issued pursuant to Article III shall constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code").

     With respect to employees who are subject to the reporting requirements of
Section 16 of the Securities Exchange Act of 1934, as amended (hereinafter called the "Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act. To the extent that any provision of the Plan or action by the Committee (as herein defined) fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

     1.2 Shares Subject to Plan. There are hereby authorized and reserved for issuance upon the exercise of options to be granted from time to time under the Plan (hereinafter called the "Options"), an aggregate of 960,000 shares (hereinafter called the "Plan Shares") of common stock, par value of $.10 per share (hereinafter called the "Common Shares"), of the Company, which shares may be in whole or in part, as the Board of Directors of the Company (hereinafter called the "Board of Directors"), shall from time to time determine, authorized but unissued Common Shares or issued Common Shares which shall have been acquired by the Company. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) be added to the shares otherwise available for Options which may be granted in accordance with the terms of the Plan.

     1.3 Effective Date. The effective date of the Plan, as amended and restated, shall be December 17, 1997, that is, the date on which it was approved and adopted by the Board of Directors; provided that any grants to employees hereunder are conditioned upon approval of the Plan by the stockholders of the Company; and provided further that no Option may be exercised unless the Plan is approved by a vote of the majority of the stockholders of the Company's Common Shares present or represented and entitled to vote at a meeting of the stockholders of the Company held within twelve (12) months following the date of the Plan's adoption by the Board of Directors.

     1.4 Eligibility. Any employee of the Company (including officers, whether or not they are directors) shall be eligible to participate in the Plan. An optionee may hold more than one Option, but only on the terms and subject to the restrictions hereafter set forth.

     1.5 Payment of Option Price. The Option price shall be paid in full in cash or with Common Shares of the Company upon the exercise of the Option.

     1.6 Rights as a Stockholder. An optionee or transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his Option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     1.7 Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee (as herein defined) may modify, extend or renew outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to

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

the extent not theretofore exercised). The Committee shall not, however, modify any outstanding Options so as to specify a lower price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a price. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

     1.8 Investment Purpose. Each Option under the Plan shall be granted on the condition that the purchases of shares thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the shares subject to such Option are registered under the Securities Act of 1933, as amended (the "Securities Act"), or in the event a resale of such shares without such registration would otherwise be permissible, such conditions shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act or any other applicable law, regulation, or rule of any governmental agency.

     1.9 Acceleration in Certain Events. The Committee may accelerate the exercisability of any Option in whole or in part at any time. Notwithstanding the provisions of any option agreement, the following provisions shall apply:

          (a) Mergers and Reorganizations. If the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger, or other reorganization, liquidation or otherwise, all Options shall become immediately exercisable with respect to the full number of shares subject to such Options during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Options are otherwise terminated in accordance with its provisions or the provisions of this Plan, whichever occurs first. The Options shall not become immediately exercisable, however, if the transaction contemplated in the agreement is a merger or reorganization in which the Company shall survive and the stockholders of the Company who are stockholders on the date the Options in question were granted shall continue to own at least 50% of the total combined voting power of all classes of stock of the Company after the transaction.

          (b) Change in Control. In the event of a change in control or threatened change in control of the Company, all Options granted prior to the change in control or threatened change in control shall become immediately exercisable. The term "change in control" for purposes of this Section refers to the acquisition of 15% or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d)(3) of the Act (other than an acquisition by (i) a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Act or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) of the Company or of its subsidiaries, including a trust established pursuant to such plan); provided that no change in control or threatened change in control shall be deemed to have occurred (i) if prior to the acquisition of, or offer to acquire, 15% or more of the voting securities of the Company, the full Board of Directors has adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer or (ii) from
     (A) a transfer of the Company's voting securities by a person who is the beneficial owner, directly or indirectly, of 15% or more of the voting securities of the Company (a "15 Percent Owner") to (i) a member of such 15 Percent Owner's immediate family (within the meaning of Rule 16a-1(e) of the Act) either during such 15 Percent Owner's lifetime or by shall or the laws of descent and distribution; (ii) any trust as to which such 15 Percent Owner or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the Act) is the beneficiary; (iii) any trust as to which such 15 Percent Owner is the settlor with sole power to revoke;
     (iv) any entity over which such 15 Percent Owner has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (v) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code that is funded by such 15 Percent Owner; or (B) the acquisition of voting securities of the Corporation by either (i) such 15 Percent Owner or (ii) a person, trust or other entity described in the foregoing clauses (A)(i)-(v) of this subsection. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Whether a change in control is threatened shall be determined solely by the Board of Directors.

     1.10 Termination of Employment or Death. If an optionee ceases to be employed by the Company for any reason other than death, an Option shall be exercisable by the optionee at any time prior to the expiration date of the Option or within three months (or one year in the case of termination by reason of disability) after the date of such termination, whichever is earlier, but only to the extent the optionee had the right to exercise such Option at the date of such termination. In the event of death of an optionee while in the employ of the Company or within three months after termination of employment, his Option shall be exercisable by the person or persons to whom such optionee's rights pass by will or by the laws of descent and distribution at any time prior to the expiration date of the Option or prior to one year after the date of such death, whichever is earlier, but only to the extent the optionee had the right to exercise such Option on the date of his death.

                                   ARTICLE II

                                 ADMINISTRATION

     2.1 Administration. The Plan shall be administered by a committee of not fewer than two members of the Board of Directors (the "Committee") and each member shall be a "disinterested person" within the meaning of Rule 16b-3 under the Act (each hereinafter called a "Committee Member" and collectively the "Committee Members"). Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to determine from time to time the employees to whom Options shall be granted and the number of Plan Shares subject to each Option, to interpret the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each option agreement, to modify or amend any option agreement or waive any conditions or restrictions applicable to any Options (or the exercise thereof), and to make all other determinations necessary or advisable for the administration of the Plan. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Actions by a majority of the Committee at which a quorum is present, or actions reduced to or approved in writing by a majority of the Committee Members, shall be the valid actions of the Committee. No Committee Member shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     2.2 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or Committee Members, the Committee Members shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a part by reason of any action taken or failure to act under or in connection with the Plan or any Option thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee Member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Committee Member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

                                  ARTICLE III

                            INCENTIVE STOCK OPTIONS

     3.1 Terms and Conditions of Options. Each employee receiving Options pursuant to this Article shall be required to enter into a written agreement with the Company and such agreement shall comply with and be subject to the terms and conditions of this Plan.

     3.2 Option Price. Each Option granted under this Article shall state the Option price, which shall not be less than 100% of the fair market value, as determined by the Committee, of the Common Shares of the Company on the date of the granting of the Option.

     3.3 Term and Exercise of Options. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee, but in no event shall the Option be exercisable after the expiration of ten years from the date it is granted. During the lifetime of the optionee, Options granted under this Article shall be exercisable only by him and shall not be assignable or transferable by him other than by will or the laws of descent and distribution. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

     3.4 Ten Percent Shareholders. Any Option granted pursuant to this Article to an individual who, at the time the Option is granted, owns shares possessing more than 10 percent of the total combined voting power of all classes of stock of the Company shall meet the following conditions: (i) the Option price shall not be less than 110% of the fair market value, as determined by the Committee, of the Common Shares of the Company on the date of the granting of the Option; and (ii) such Option shall not be exercisable after the expiration of five years from the date such Option is granted.

     3.5 Maximum Amount of Options First Exercisable in Any Calendar Year. The maximum aggregate Fair Market Value of Plan Shares (determined at the time the Option is granted) with respect to which Options granted under this Article and under all incentive stock option plans of the Company's subsidiaries and affiliates are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The portion of any Option which exceeds the foregoing limit shall be deemed granted pursuant to Article IV.

                                   ARTICLE IV

                           NONQUALIFIED STOCK OPTIONS

     4.1 Terms and Conditions of Options. Each employee receiving Options pursuant to this Article shall be required to enter into a written agreement with the Company and such agreement shall comply with and be subject to the terms and conditions of this Plan.

     4.2 Duration of Options. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee, but in no event shall any Option granted under this Article expire later than 10 years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

     4.3 Option Price. The purchase price for the Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall be determined by the Committee in its discretion.

                                   ARTICLE V

                     TERMINATION, AMENDMENT AND ADJUSTMENT

     5.1 Term of Plan. The Plan shall terminate on March 29, 2005 and no Options shall be granted under the Plan thereafter.

     5.2 Amendment of the Plan. The Board of Directors of the Company may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided that, without shareholder approval, no amendment or revision may (i) increase the maximum aggregate number of Plan Shares, except as permitted under Section 5.3, (ii) change the minimum purchase price for shares or (iii) permit the granting of an Option to anyone other than as provided in the Plan; and provided further that, without shareholder approval, no amendment to the Plan shall be effective that materially increases the benefits accruing to optionee, materially increases the number of securities that may be issued under the Plan or otherwise materially modifies the requirements as to eligibility for participation in the Plan, all within the meaning of Rule 16b-3.

Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of "incentive stock options" so defined in Section 422 of the Code.

     5.3 Capital Adjustments Affecting Stock. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of stock subject to this Plan and the number of shares under option shall be adjusted consistent with such capital adjustment. The granting of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganization, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business assets.